Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-204812 on Form S-1, the incorporation by reference in the Registration Statements No. 333-211260, No. 333-205333, and No. 333-225470 on Forms S-8, the incorporation by reference in Registration Statements No. 333-216314 and No. 333-224937 on Forms S-3, and the incorporation by reference in Registration Statements No. 333-216316 and No. 333-216399 on Forms S-3 ASR of our reports dated April 2, 2019, relating to the consolidated financial statements of Babcock & Wilcox Enterprises, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph related to Babcock & Wilcox Enterprises, Inc.’s ability to continue as a going concern) and the effectiveness of Babcock & Wilcox Enterprises, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2018.

/S/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
April 2, 2019